Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to inclusion in the Form S-1 Registration Statement of Timberline Resources Corporation, as filed on May 26, 2017 of our report dated December 19, 2016, with respect to the consolidated balance sheets of Timberline Resources Corporation as of September 30, 2016 and 2015, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

May 26, 2017